UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 29, 2003
                Date of Report (Date of earliest event reported)

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     1-5740
                            (Commission File Number)

                                   95-2039518
                    (I.R.S. Employer Identification Number)


                            3050 East Hillcrest Drive
                       Westlake Village, California        91362
               (Address of principal executive offices) (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)

                                       1
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Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

(c)  EXHIBITS

                  Exhibit 99.1 - Press Release dated April 29, 2003


Item 9.  Regulation FD Disclosure

     This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 34-47583.

     On April 29, 2003, Diodes Incorporated issued a press release announcing first quarter 2003 earnings. A copy of the press release is attached as Exhibit 99.1.

     On April 29, 2003, Diodes Incorporated held an investor teleconference in reference to first quarter 2003 earnings. During the teleconference, the Company made the following statements:

     "Gross margin at 24.6% was off 70 basis points from 25.3% in the fourth quarter, but was a significant improvement from 16.2% in the first quarter of 2002. The year-over-year improvement is largely due to increased capacity utilization in both our China and North America manufacturing facilities and improvements in our operating efficiencies. For the quarter, our manufacturing facility in China ran at above 90% capacity, up from 58% in the first quarter of 2002 and 84% in the fourth quarter. Our wafer fab ran at an average of over 80%, up from 65% last year and 77% in the fourth quarter."

     "While net income was modestly below the fourth quarter, as outlined in our last conference call, in the fourth quarter we had the benefit of the reversal of some accrued compensation as well as the receipt of two quarters of high technology grants from China of approximately $244,000. As projected, we did not receive any grants in the first quarter but we do anticipate receiving a grant in the second quarter."

     "Capital expenditures were approximately $3.9 million in the first quarter and we maintain our full year capital expenditure estimate of $12 to $14 million as we approach higher capacity utilizations and bring new products into production."

     "Our book-to-bill is presently over 1.0 and relatively consistent with the fourth quarter."

     "Depreciation for the quarter was approximately $2.6 million."

     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 29, 2003                              DIODES INCORPORATED

                                                     By /s/ Carl C. Wertz
                                                     CARL C. WERTZ
                                                     Chief Financial Officer


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

                                  Exhibit 99.1

Diodes Incorporated
FOR IMMEDIATE RELEASE

Diodes Incorporated Reports First Quarter 2003 Results

o Revenue increases 9.4% to $29.5 million due to growing penetration in Asian markets

     Westlake Village, California, April 29, 2003 - Diodes Incorporated (Nasdaq:
DIOD), a leading manufacturer and supplier of high quality discrete semiconductors, today reported financial results for the first quarter of fiscal year 2003 ended March 31, 2003.

First Quarter Highlights:
 Revenue increases 9.4% from 1Q02 to $29.5 million in 1Q03
 Net income increased to $1.9 million, or $0.21 per diluted share, up from $208,000, or $0.02 per diluted share, in the same period last year Sales from Asia represent 56% of revenue, reflecting growing regional market share
 New product revenue accounts for a record 11% of sales
 Develops breakthrough Schottky barrier process for high efficiency applications

Revenues for the first quarter of 2003 were $29.5 million, a sequential increase of 2.7% from the fourth quarter of 2002, and an increase of 9.4% from the first quarter of 2002.

Net income for the quarter was $1.9 million, as compared to $208,000 for the three months ended March 31, 2002 and compared to $2.3 million in the fourth quarter ended December 31, 2002. Diluted earnings per share were $0.21 for the first quarter of 2003, as compared to $0.02 for the same period last year.

Commenting on the quarter, C.H. Chen, President and CEO of Diodes Incorporated, said, "We are encouraged by our results in the first quarter. Despite an unprecedented combination of challenging factors, including the inconsistent recovery pattern of the semiconductor industry, seasonal weakness, and geopolitical issues, Diodes maintained our focus on increasing revenue, growing market share and continuing our excellence in manufacturing and customer service. After nearly two years of significant expansion of sales and marketing in the Asia region, we are beginning to realize the benefits of this strategy."

Diodes growth in the first quarter was driven by the Asian market, which accounted for 56% of sales, up from 47% in the same period last year. Demand for the Company's new products for compact energy-efficient devices, including Powermite(R)3 and Performance Schottky, and the Company's ability to provide better service and support to a growing Asian customer base, enabled Diodes to capture a greater share of this market.

"For the first quarter, our gross profit margin was 24.6%, as compared to 16.2% in the first quarter of 2002 and 25.3% in the prior quarter. Gross margin was impacted by fluctuations in our product mix and competitive pricing on our commodity devices and wafers. However, we expect to see gradual margin expansion going forward, as new products continue to increase as a percentage of sales," stated Mr. Chen.

For the quarter, SG&A expenses were $4.1 million as compared to $3.9 million in the fourth quarter of 2002 and $3.8M in the first quarter of 2002. The increase is primarily due to increased insurance costs, selling expenses and incentives, but SG&A expenses as a percentage of sales remained relatively flat at 14.1%.

"Diodes continues to invest in research and development efforts to develop new technology and increase our product range towards higher margin, differentiated products. We expect that our R&D expenditures will increase and that most of these dollars will be spent at our product development facility at Diodes-FabTech," said Mr. Chen.

"Last year, we began the collaborative development and manufacturing effort between Diodes-FabTech and Diodes-China with the launch of the UDZ series. During the quarter, we announced the development of a breakthrough ultra-low leakage, high voltage Schottky barrier rectifier process. This breakthrough technology, which was developed at Diodes- FabTech, will lead to new products for high efficiency switch-mode power supply (SMPS) applications, such as adaptors, desktops and automotive uses, and allows our customers to boost their power supplies' overall efficiency and gain a competitive edge. We expect to introduce several new higher margin products using this technology over the next two quarters, including a new line of Powermite(R)3 products manufactured at our Diodes-China facility."

At March 31, 2003, Diodes had $8.5 million in cash and cash equivalents, $16.9 million in long-term debt, $6.5 million outstanding on its revolving credit line and $59.9 million in shareholders' equity.

Mr. Chen concluded, "In light of the current economic climate, we remain cautious about predicting the timing of any improvement in the computer and communications markets. Therefore, for the second quarter, we are projecting revenue to be flat to slightly up on a sequential basis. However, as capital spending and PC demand improves and as we continue to introduce new higher margin, proprietary products, we expect the second half of the year to be stronger and to realize the operating leverage in our business."

Conference Call Diodes

Incorporated will hold its first quarter conference call for all interested persons at 8 a.m. PST (11 a.m. EST) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at WWW.DIODES.COM. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9000 corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, including SEC filings, visit the Company's website at HTTP://WWW.DIODES.COM.

Safe Harbor  Statement  Under the Private  Securities  Litigation  Reform Act of
1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source:  Diodes Incorporated

CONTACT: Crocker Coulson, Partner, Coffin Communications Group; (818) 789-0100 e-mail: crocker.coulson@coffincg.com or Carl Wertz, Chief Financial Officer, Diodes, Incorporated; (805) 446-4800

Recent news releases, annual reports, and SEC filings are available at the Company's website: HTTP://WWW.DIODES.COM.
Written requests may be sent directly to the Company, or they may be e-mailed to: DIODES-FIN@DIODES.COM.


        CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOWS

                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)


                                                                           Three Months Ended
                                                                               March 31,
                                                                -----------------------------------------
                                                                      2002                   2003
                                                                ------------------     ------------------
Net sales                                                           $  26,924,000          $  29,453,000
Cost of goods sold                                                     22,572,000             22,205,000
                                                                ------------------     ------------------

     Gross profit                                                       4,352,000              7,248,000

Research and development expenses                                         313,000                260,000
Selling, general and administrative expenses                            3,765,000              4,149,000
                                                                ------------------     ------------------
     Total operating expenses                                           4,078,000              4,409,000

     Income from operations                                               274,000              2,839,000

Other income (expense)
     Interest income                                                        8,000                  4,000
     Interest expense                                                    (346,000)              (248,000)
     Other                                                                 16,000                 42,000
                                                                ------------------     ------------------
                                                                         (322,000)              (202,000)

Income (loss) before income taxes and minority interest                   (48,000)             2,637,000

Income tax benefit (provision)                                            295,000               (617,000)
                                                                ------------------     ------------------
Income before minority interest                                           247,000              2,020,000

Minority interest in joint venture earnings                               (39,000)               (97,000)
                                                                ------------------     ------------------

Net income                                                          $     208,000          $   1,923,000
                                                                ==================     ==================

Earnings per share
     Basic                                                          $        0.03          $        0.23
                                                                 ==================     ==================
     Diluted                                                        $        0.02          $        0.21
                                                                ==================     ==================

Weighted average shares outstanding
     Basic                                                              8,165,325              8,314,662
                                                                 ==================     ==================
     Diluted                                                            8,774,016              9,151,496
                                                                 ==================     ==================


The accompanying notes are an integral part of these financial statements.

                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                                     ASSETS


                                                                              December 31,             March 31,
                                                                                  2002                    2003
                                                                           -------------------     -------------------
                                                                                                      (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                  $   7,284,000           $   8,536,000
     Accounts receivable
         Customers                                                                 19,387,000              20,161,000
         Related parties                                                            3,138,000               1,684,000
                                                                           -------------------     -------------------
                                                                                   22,525,000              21,845,000
         Less:  Allowance for doubtful receivables                                    353,000                 305,000
                                                                           -------------------     -------------------
                                                                                   22,172,000              21,540,000

     Inventories                                                                   15,711,000              17,741,000
     Deferred income taxes, current                                                 4,338,000               4,339,000
     Prepaid expenses, income taxes and other current assets                        1,433,000               1,504,000
                                                                           -------------------     -------------------
                  Total current assets                                             50,938,000              53,660,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   44,693,000              45,660,000

DEFERRED INCOME TAXES, non-current                                                  3,205,000               2,772,000

OTHER ASSETS
     Goodwill, net                                                                  5,090,000               5,090,000
     Other                                                                          1,084,000               1,091,000
                                                                           -------------------     -------------------

TOTAL ASSETS                                                                    $ 105,010,000           $ 108,273,000
                                                                           ===================     ===================


The accompanying notes are an integral part of these financial statements.

                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                December 31,             March 31,
                                                                                    2002                   2003
                                                                              ------------------     ------------------
                                                                                                        (Unaudited)
CURRENT LIABILITIES
     Line of credit                                                               $   3,025,000          $   6,543,000
     Accounts payable
         Trade                                                                        9,039,000              9,216,000
         Related parties                                                              3,361,000              3,776,000
     Accrued liabilities                                                              8,693,000              7,046,000
     Current portion of long-term debt
         Related party                                                                2,500,000              2,500,000
         Other                                                                        3,333,000              3,333,000
     Current portion of capital lease obligations                                       157,000                158,000
                                                                              ------------------     ------------------
                  Total current liabilities                                          30,108,000             32,572,000

LONG-TERM DEBT, net of current portion
         Related party                                                                6,250,000              5,625,000
         Other                                                                        6,333,000              5,500,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                     2,495,000              2,441,000

MINORITY INTEREST IN JOINT VENTURE                                                    2,145,000              2,243,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share; 1,000,000 shares authorized;
         no shares issued and outstanding                                                    --                     --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 9,292,764 and 9,483,764
         shares issued at December 31, 2002
         and March 31, 2003, respectively                                             6,195,000              6,322,000
     Additional paid-in capital                                                       8,060,000              8,195,000
     Retained earnings                                                               45,684,000             47,607,000
                                                                              ------------------     ------------------
                                                                                     59,939,000             62,124,000
     Less:
         Treasury stock - 1,075,672 shares of common stock, at cost                   1,782,000              1,782,000
         Accumulated other comprehensive loss                                           478,000                450,000
                                                                              ------------------     ------------------
                                                                                      2,260,000              2,232,000

                  Total stockholders' equity                                         57,679,000             59,892,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 105,010,000          $ 108,273,000
                                                                              ==================     ==================

The accompanying notes are an integral part of these financial statements.

                                               # # #

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